Life Time Announces Third Quarter Fiscal 2021 Financial Results
Revenue increased 66.7% to $385 million; Comparable center sales increased 58.7%;
Net loss improved to $(45.4) million; Adjusted EBITDA increased to $47.0 million

CHANHASSEN, Minn. – October 28, 2021 – Life Time Group Holdings, Inc. (“Life Time” or the “Company”) (NYSE: LTH) today announced its financial results for the fiscal third quarter ended September 30, 2021.
Bahram Akradi, founder, Chairman and CEO, stated: “Our third quarter results reflect the continued momentum of our business, and I’m particularly pleased with our performance despite nearly 20% of our centers experiencing additional COVID-19 masking and other related restrictions during the quarter. While the near-term slope of our COVID-19 recovery curve continues to be somewhat difficult to predict, we remain confident that our strategy is working and we expect to continue our recovery at a strong pace. We are gaining market share, which gives us confidence that we are on the path to a full recovery of our 2019 results. We are focused on our core strategic goal of delivering to our growing community of members the best, most comprehensive omni-channel health and wellness experiences and programming via our physical spaces and digital platform. Additionally, we believe we have significant opportunities to continue expanding our portfolio of premium clubs with 10 or more planned new centers annually for the foreseeable future in increasingly affluent markets.”
Third Quarter 2021 Results and Prior Year Comparisons
•Total revenue increased 66.7% to $385.0 million from $231.0 million.
•Comparable center sales increased 58.7%.
•Center memberships increased 16.7% to 668,310 as of September 30, 2021, from 572,811 as of September 30, 2020.
•Net loss improved to $(45.4) million from $(93.6) million and included tax-effected expenses of $3.2 million related to share-based compensation and $2.0 million primarily related to non-recurring losses incurred on a sale-leaseback of one of our centers.
•Adjusted EBITDA increased to $47.0 million from $(12.4) million.
Nine-Month 2021 Results and Prior Year Comparisons
•Total revenue increased 33.0% to $957.5 million from $719.9 million.
•Comparable center sales increased 29.9%.
•Net loss improved to $(274.6) million from $(276.3) million and included tax-effected, non-recuring expenses of $54.3 million, of which $49.6 million related to additional interest expense incurred as a result of a loss on the conversion of a related party secured note into preferred stock as well as costs written off in connection with our debt refinancing, and $4.7 million primarily related to non-recurring losses incurred on the sale-leaseback of certain of our centers, and tax-effected expenses of $5.7 million related to share-based compensation.
•Adjusted EBITDA increased to $32.3 million from $(44.9) million.
New Center Openings
•During the quarter, the Company opened two new centers: Peabody, MA (at Northshore Mall) and Coral Gables, FL, bringing its year-to-date 2021 new center openings to six.
•The Company had 12 new centers under construction as of September 30, 2021.

Cash Flow Highlights
•Net cash used in operating activities totaled $15.3 million for the nine-month period ending September 30, 2021, compared to $56.2 million in the same prior-year period.
•Free cash flow before growth capital expenditures totaled $(99.5) million for the nine-month period ending September 30, 2021, compared to $(145.3) million in the same prior-year period.
•Growth, Maintenance and Corporate capital expenditures totaled $161.0 million, $43.0 million and $41.1 million, respectively, for the nine-month period ending September 30, 2021, compared to $202.2 million, $29.1 million and $60.0 million, respectively, in the same prior-year period.
•Tenant allowances and sale-leaseback proceeds totaled $43.4 million and $74.0 million, respectively, for the nine-month period ending September 30, 2021, compared to $77.5 million and $122.9 million, respectively, in the same prior-year period.
Recent Developments
•On October 12, 2021, the Company closed its initial public offering (“IPO”) and received net proceeds of approximately $670 million after deducting underwriters’ discounts, commissions and other offering expenses.
•Upon completion of the IPO, the Company paid down $576 million (including a $6 million pre-payment penalty) of its senior secured term loan facility.
Outlook
For the fourth quarter ending December 31, 2021, the Company is projecting revenue and Adjusted EBITDA to be in the ranges of $350 to $360 million and $48 to $52 million, respectively.
For the full year ending December 31, 2021, the Company is projecting revenue and Adjusted EBITDA to be in the ranges of $1,308 to $1,318 million and $80 to $84 million, respectively.
Conference Call Details
A conference call to discuss the Company’s third quarter financial results is scheduled for today, October 28, 2021, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-451-6152 (international callers should dial 1-201-389-0879) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lifetime.life/.
A recorded replay of the conference call will be available after the conclusion of the call and will be available for a period of time online at https://ir.lifetime.life/.
# # #
About Life Time®
Over nearly 30 years, Life Time has reshaped the way consumers approach their health through omnichannel, healthy way of life communities that address all aspects of healthy living, healthy aging and healthy entertainment. More than 30,000 Life Time professionals are dedicated to providing the best programs and experiences at more than 150 Life Time athletic resort destinations in the United States and Canada, and via a complementary, comprehensive digital platform and portfolio of iconic athletic events – all with the objective of inspiring healthier, happier lives.
Use of Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in accordance with the generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow before growth capital expenditures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Adjusted EBITDA is defined as net income (loss) before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, gain (loss) on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment and other items that are not indicative of the Company’s ongoing operations, including incremental costs related to COVID-19. Free cash flow before growth capital expenditures is defined as net cash provided by (used in) operating activities less center maintenance capital expenditures and corporate capital expenditures.
The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.
The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
Please note that the Company has not reconciled the Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to the Company’s effective tax rate, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its financial outlook for the fourth quarter and year ended December 31, 2021 and expected number of new center openings. These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, the impacts of COVID-19 or other future pandemics on the Company’s operations, members, employees, vendors, service providers, business and cash flows; the Company’s ability to attract and retain members; a deterioration in the quality or reputation of the Company’s brand or the health and wellness industry; competition in the health and wellness industry; the Company’s inability to anticipate and satisfy consumer preferences and shifting views of health and wellness; events such as severe weather conditions, natural disasters, global pandemics or health crises, hostilities and social unrest, among others; disruptions in the operations of the Company’s centers; and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2021 (File No. 333-259495), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.
These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts
Investors
John Rouleau, ICR // investorrelations@lifetime.life
Media
Jason Thunstrom, SVP, Life Time Corporate Communications // jthunstrom@lifetime.life or 952-229-7435

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Center revenue	$372,000	$228,349	$933,690	$704,919
Other revenue	13,040	2,681	23,835	14,991
Total revenue	385,040	231,030	957,525	719,910
Operating expenses:
Center operations	231,996	165,572	625,322	515,350
Rent	52,513	47,539	154,552	138,470
General, administrative, and marketing	45,304	32,204	126,896	119,665
Depreciation and amortization	57,977	61,359	177,005	188,483
Other operating	14,796	15,152	30,660	37,412
Total operating expenses	402,586	321,826	1,114,435	999,380
Loss from operations	(17,546)	(90,796)	(156,910)	(279,470)
Other (expense) income:
Interest expense, net of interest income	(39,849)	(30,967)	(176,144)	(95,724)
Equity in earnings of affiliate	(28)	37	(412)	(206)
Total other expense	(39,877)	(30,930)	(176,556)	(95,930)
Loss before income taxes	(57,423)	(121,726)	(333,466)	(375,400)
Benefit from income taxes	(11,981)	(28,079)	(58,867)	(99,096)
Net loss	$(45,442)	$(93,647)	$(274,599)	$(276,304)
Loss per common share—basic and diluted	$(0.36)	$(0.64)	$(2.00)	$(1.90)
Weighted-average common shares outstanding—basic and diluted	145,196	145,196	145,196	145,118

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$44,827	$33,195
Accounts receivable	8,326	4,805
Center operating supplies and inventories	40,113	36,276
Prepaid expenses and other current assets	35,214	87,231
Income tax receivable	3,466	4,192
Total current assets	131,946	165,699
Property and equipment, net	2,699,104	2,692,712
Goodwill	1,233,176	1,233,176
Operating lease right-of-use assets	1,864,246	1,708,597
Intangible assets, net	173,604	164,419
Other assets	55,425	52,955
Total assets	$6,157,501	$6,017,558
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$71,962	$54,104
Construction accounts payable	51,946	39,936
Deferred revenue	28,190	42,274
Accrued expenses and other current liabilities	183,703	117,675
Current maturities of debt	31,841	139,266
Current maturities of operating lease liabilities	44,137	49,877
Total current liabilities	411,779	443,132
Long-term debt, net of current portion	2,331,500	2,133,330
Operating lease liabilities, net of current portion	1,902,784	1,738,393
Deferred income taxes	131,655	195,122
Other liabilities	25,027	26,168
Total liabilities	4,802,745	4,536,145
Mezzanine equity:
Series A convertible participating preferred stock, $0.01 par value per share; 12,000 shares authorized; 5,930 and 0 shares issued and outstanding, respectively	153,620	—
Stockholders’ equity:
Common stock, $0.01 par value per share; 200,000 and 170,000 shares authorized, respectively; 145,196 shares issued and outstanding	1,452	1,452
Additional paid-in capital	1,548,904	1,569,905
Stockholder note receivable	—	(15,000)
Retained deficit	(346,313)	(71,714)
Accumulated other comprehensive loss	(2,907)	(3,230)
Total stockholders’ equity	1,201,136	1,481,413
Total liabilities, mezzanine equity and stockholders’ equity	$6,157,501	$6,017,558

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(274,599)	$(276,304)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	177,005	188,483
Deferred income taxes	(63,467)	(69,229)
Non-cash rent expense	11,546	34,489
Impairment charges associated with long-lived assets	2,455	16,903
Loss (gain) on disposal of property and equipment, net	3,515	(2,894)
Loss on debt extinguishment	40,993	—
Write-off of discounts and debt issuance costs	18,325	—
Amortization of discounts and debt issuance costs	7,761	8,959
Share-based compensation	6,959	—
Changes in operating assets and liabilities	57,614	45,096
Other	(3,429)	(1,668)
Net cash used in operating activities	(15,322)	(56,165)
Cash flows from investing activities:
Capital expenditures	(201,741)	(213,876)
Acquisitions, net of cash acquired	(9,139)	—
Proceeds from sale-leaseback transactions	73,981	122,883
Proceeds from the sale of land held for sale	—	22,971
Other	(1,291)	5,360
Net cash used in investing activities	(138,190)	(62,662)
Cash flows from financing activities:
Proceeds from borrowings	1,907,577	116,583
Repayments of debt	(1,602,164)	(27,104)
Proceeds from senior secured credit facility	134,000	506,000
Repayments of senior secured credit facility	(228,000)	(587,902)
Deposit associated with a pending sale-leaseback transaction	—	15,000
Repayments of finance lease liabilities	(1,133)	(1,034)
Increase in debt discounts and issuance costs	(45,151)	(425)
Proceeds from the issuance of common stock	—	90,000
Net cash provided by financing activities	165,129	111,118
Effect of exchange rates on cash and cash equivalents	15	(185)
Increase (decrease) in cash and cash equivalents	11,632	(7,894)
Cash and cash equivalents—beginning of period	33,195	47,951
Cash and cash equivalents—end of period	$44,827	$40,057

Non-GAAP Financial Measures and Key Performance Indicators
See “Use of Non-GAAP Financial Measures” for a discussion of the Non-GAAP financial measures reconciled below.
Reconciliation of Net Loss to Adjusted EBITDA
($ in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss	$(45,442)	$(93,647)	$(274,599)	$(276,304)
Interest expense, net of interest income (a)	39,849	30,967	176,144	95,724
Benefit from income taxes	(11,981)	(28,079)	(58,867)	(99,096)
Depreciation and amortization	57,977	61,359	177,005	188,483
Share-based compensation expense	4,078	—	6,959	—
COVID-19 related expenses (b)	(221)	17,029	(410)	49,312
Loss (gain) on sale-leaseback transactions (c)	2,227	—	3,057	(3,078)
Capital transaction costs (d)	588	39	588	96
Legal settlements (e)	(44)	313	(44)	345
Other (f)	—	(418)	2,444	(416)
Adjusted EBITDA	$47,031	$(12,437)	$32,277	$(44,934)
(a)    For the nine months ended September 30, 2021, we incurred a non-cash expense of $41.0 million related to the extinguishment of our related party secured loan. In June 2020, we closed on an approximate $101.5 million secured loan from an investor group comprised solely of our stockholders or their affiliates. The secured loan carried an interest rate of 12.0% and was scheduled to mature in June 2021. In January 2021, we extinguished the secured loan plus accrued interest with a book value of $108.6 million by converting the loan into 5,429,570 shares of our Series A Preferred Stock, which had a fair value of $149.6 million, as determined by an independent third-party valuation, at the time of conversion. Accordingly, we booked a $41.0 million loss upon conversion.
(b)    Represents the incremental net (credits) expenses we recognized related to the COVID-19 pandemic. We adjust for these costs as they do not represent costs associated with our normal ongoing operations. We believe that adjusting for these costs provides a more accurate and consistent representation of our actual operating performance from period to period. The net credits we recognized during the three and nine months ended September 30, 2021 consist primarily of the recovery of certain qualifying expenses recovered under the CARES Act, partially offset by COVID-19 legal-related costs. For the three months ended September 30, 2020, COVID-19 related expenses consisted of $9.5 million for project cost write-offs for sites no longer deemed viable as a result of the economic downturn caused by COVID-19, $5.5 million for the employee portion of health care coverage which is normally paid by employees but was paid by us during this period on behalf of our employees, and $2.0 million of emergency leave and non-working payroll, which includes subsequent recovery of certain expenses under the CARES Act, severance and charitable contributions made to support our employees who were directly impacted by COVID-19. For the nine months ended September 30, 2020, COVID-19 related expenses consisted of $14.6 million for project cost write-offs for sites no longer deemed viable as a result of the economic downturn caused by COVID-19, $12.0 million for the employee portion of health care coverage which is normally paid by employees but was paid by us during this period on behalf of our employees, and $22.7 million of emergency leave and non-working payroll, which includes subsequent recovery of certain expenses under the CARES Act, severance and charitable contributions made to support our employees who were directly impacted by COVID-19.
(c)    We adjust for the impact of gains or losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(d)    Represents one-time costs related to capital transactions, including debt and equity offerings that are non-recurring in nature.
(e)    We adjust for the impact of large class action and unusual legal settlements paid or recoveries received. These are non-recurring in nature and do not reflect costs associated with our normal ongoing operations.
(f)        Includes costs associated with large corporate restructuring charges, executive level involuntary terminations and other transactions which are unusual and non-recurring in nature. For the nine months ended September 30, 2021, other expenses consisted of $1.6 million of incremental expenses related to a winter storm resulting in historical freezing temperatures affecting our Texas region, and $0.8 million of executive level severance.

Key Performance Indicators
($ in thousands, except for Average center revenue per center membership)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Membership Data
Center memberships	668,310	572,811	668,310	572,811
Digital On-hold memberships	85,045	234,381	85,045	234,381
Total memberships	753,355	807,192	753,355	807,192

Revenue Data
Membership dues and enrollment fees	70.2%	74.3%	70.0%	69.5%
In-center revenue	29.8%	25.7%	30.0%	30.5%
Total Center revenue	100.0%	100.0%	100.0%	100.0%

Membership dues and enrollment fees	$261,033	$169,612	$653,584	$490,151
In-center revenue	110,967	58,737	280,106	214,768
Total Center revenue	$372,000	$228,349	$933,690	$704,919

Average Center revenue per center membership	$555	$349	$1,554	$929
Comparable center sales	58.7%	(55.0)%	29.9%	(52.2)%

Center Data
Net new center openings	2	—	6	2
Total centers (end of period)	155	148	155	148
Total center square footage (end of period)	15,300,000	14,700,000	15,300,000	14,700,000

GAAP, Non-GAAP and Other Financial Measures
Net loss	$(45,442)	$(93,647)	$(274,599)	$(276,304)
Net loss margin	(11.8)%	(40.5)%	(28.7)%	(38.4)%
Adjusted EBITDA	$47,031	$(12,437)	$32,277	$(44,934)
Adjusted EBITDA margin (a)	12.2%	(5.4)%	3.4%	(6.2)%
Center operations	$231,996	$165,572	$625,322	$515,350
Pre-opening expenses (b)	$633	$721	$5,304	$5,208
Rent	$52,513	$47,539	$154,552	$138,470
Non-cash rent expense (c)	$5,327	$8,181	$11,546	$34,489
(a)    Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.
(b)    Represents non-capital expenditures associated with opening new centers which are incurred prior to the commencement of a new center opening.
(c)    Reflects the non-cash portion of our annual GAAP operating lease expense that is greater or less than the cash operating lease payments.

Reconciliation of Net Cash Used In Operating Activities to
Free Cash Flow Before Growth Capital Expenditures
($ in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net cash used in operating activities	$(2,283)	$(11,789)	$(15,322)	$(56,165)
Center maintenance capital expenditures	(18,078)	(4,823)	(43,045)	(29,075)
Corporate capital expenditures	(18,272)	(14,955)	(41,091)	(60,026)
Free cash flow before growth capital expenditures	$(38,633)	$(31,567)	$(99,458)	$(145,266)

Capital Expenditures Summary
($ in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Growth capital expenditures	$65,308	$50,450	$160,962	$202,236
Tenant allowances	(21,890)	(24,644)	(43,357)	(77,461)
Growth capital expenditures, net	43,418	25,806	117,605	124,775
Center maintenance capital expenditures	18,078	4,823	43,045	29,075
Corporate capital expenditures	18,272	14,955	41,091	60,026
Total capital expenditures, net	$79,768	$45,584	$201,741	$213,876

Proceeds from Sale-Leaseback Transactions
($ in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Proceeds from sale-leaseback transactions	$40,048	$—	$73,981	$122,883